Exhibit 99.3
Special-Purpose Combined Carve-Out
Financial Statements of the Los Angeles, Dallas & Cleveland
Cable System Operations (A Carve-Out of Comcast Corporation)
As of December 31, 2005 and 2004, and for the three years in the period ended December 31, 2005, together with Report of Independent Registered Public Accounting Firm

TABLE OF CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	3

SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
AS OF DECEMBER 31, 2005 AND 2004, AND FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2005

Combined Balance Sheets	4

Combined Statements of Operations	5

Combined Statements of Cash Flows	6

Combined Statements of Invested Equity	7

Notes to Special Purpose Combined Carve-Out Financial Statements	8—22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of Comcast Corporation:
We have audited the accompanying combined balance sheets of the Special-Purpose Combined Carve Out Financial Statements of the Los Angeles, Dallas and Cleveland Cable System Operations (A Carve Out of Comcast Corporation) (the “Exchange Systems”) as of December 31, 2005 and 2004, and the related combined statements of operations, invested equity, and cash flows for each of the three years in the period ended December 31, 2005. These combined financial statements are the responsibility of Comcast Corporation’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Exchange Systems are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Exchange Systems’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Exchange Systems as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 2, the Exchange Systems are an integrated business of Comcast and are not a stand-alone entity. The combined financial statements of the Exchange Systems reflect the assets, liabilities, revenue and expenses directly attributable to the Exchange Systems, as well as allocations deemed reasonable by management, to present the combined financial position, results of operations, changes in invested equity and cash flows of the Exchange Systems on a stand-alone basis and do not necessarily reflect the combined financial position, results of operations, changes in invested equity and cash flows of the Exchange Systems in the future or what they would have been had the Exchange Systems been a separate, stand-alone entity during the periods presented.

Philadelphia. Pennsylvania
September 28, 2006

COMBINED BALANCE SHEETS
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS
(A CARVE-OUT OF COMCAST CORPORATION)
DECEMBER 31, 2005 AND 2004

(Dollars in thousands)

	2005	2004

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$940	$45
Accounts receivable, net of allowances for doubtful accounts of $4,320 and $4,577	52,629	48,852
Prepaid assets	4,680	5,199
Other current assets	2,353	3,120

Total current assets	60,602	57,216

Investments	6,419	11,436
Property, Plant and Equipment, net of accumulated depreciation of $551,019 and $375,021	1,067,468	1,092,351
Franchise Rights	2,285,927	2,285,927
Goodwill	556,752	556,752
Other Intangible Assets, net of accumulated amortization of $143,011 and $105,789	40,838	75,516
Other non-current assets	445	501

TOTAL ASSETS	$4,018,451	$4,079,699

LIABILITIES & INVESTED EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses related to trade creditors	$49,528	$66,172
Accrued salaries and wages	20,318	18,455
Subscriber advance payments	14,709	13,709
Accrued property and other taxes	8,177	1,581
Notes payable to affiliates and accrued interest	216,770	211,400
Other current liabilities	12,789	16,662

Total current liabilities	322,291	327,979

Deferred Income Taxes	930,464	916,084
Other Noncurrent Liabilities	41,317	43,063

COMMITMENTS & CONTINGENCIES (Note 8)

INVESTED EQUITY	2,724,379	2,792,573

TOTAL LIABILITIES AND INVESTED EQUITY	$4,018,451	$4,079,699

The accompanying notes are an integral part of these financial statements.

COMBINED STATEMENTS OF OPERATIONS
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS
(A CARVE-OUT OF COMCAST CORPORATION)
FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2005

(Dollars in thousands)

	2005	2004	2003

Revenues	$1,188,222	$1,093,308	$1,023,538

Costs and Expenses:
Operating (excluding depreciation)	464,782	427,016	420,173
Selling, general and administrative	316,990	313,198	312,777
Management fees charged by Comcast	69,690	59,100	43,996
Depreciation	218,415	223,510	222,811
Amortization	36,461	49,402	50,243

	1,106,338	1,072,226	1,050,000

Operating Income (Expense)	81,884	21,082	(26,462)

Other Expense:
Interest expense	(1,100)	(1,757)	(1,964)
Interest expense on notes payable to affiliates	(5,369)	(3,541)	(2,964)
Equity in net losses of affiliates	(5,041)	(6,531)	(5,682)
Other expenses	(22,918)	(2,604)	(2,826)

	(34,428)	(14,433)	(13,436)

Income (Loss) from Operations Before Income Taxes	47,456	6,649	(39,898)

Income Tax (Expense) Benefit	(18,364)	(6,251)	8,173

Net Income (Loss)	$29,092	$398	$(31,725)

The accompanying notes are an integral part of these financial statements.

COMBINED STATEMENTS OF CASH FLOWS
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS
(A CARVE-OUT OF COMCAST CORPORATION)
FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2005

(Dollars in thousands)

	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss):	$29,092	$398	$(31,725)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	218,415	223,510	222,811
Amortization expense	36,461	49,402	50,243
Equity in net losses of affiliates	5,041	6,531	5,682
Accrued interest on notes payable to affiliates	5,369	3,541	2,964
Other non-cash interest expense	1,100	1,757	1,964
Losses on investments & other expense, net	384	—	—
Deferred income taxes	14,380	6,251	(8,173)
Changes in operating assets & liabilities:
Increase in accounts receivable, net	(3,777)	(2,317)	(1,269)
Decrease (Increase) in prepaid expenses and other operating assets	1,342	(962)	770
(Decrease) Increase in accounts payable and accrued expenses related to trade creditors	(6,460)	6,864	(2,441)
Increase (Decrease) in accrued expenses and other operating liabilities	1,164	(26,494)	(8,878)

Net cash provided by operating activities	302,511	268,481	231,948

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash distributions to Comcast	(122,449)	(7,327)	(17,612)

Net cash used in financing activities	(122,449)	(7,327)	(17,612)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(174,700)	(232,902)	(214,712)
Proceeds from the sale of assets	471	1,652	1,583
Acquisitions, net of cash received	(740)	(23,622)	—
Cash paid for intangible assets	(4,174)	(5,549)	(1,820)
Other investing activities	(24)	(713)	(654)

Net cash used in investing activities	(179,167)	(261,134)	(215,603)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	895	20	(1,267)

CASH AND CASH EQUIVALENTS—Beginning of Period	45	25	1,292

CASH AND CASH EQUIVALENTS—End of Period	$940	$45	$25

The accompanying notes are an integral part of these financial statements.

COMBINED STATEMENTS OF INVESTED EQUITY
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS
(A CARVE-OUT OF COMCAST CORPORATION)
FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2005

 (Dollars in thousands)

Balance, January 1, 2003	$2,777,556

Net loss	(31,725)

Net contributions from Comcast	38,470

Balance, December 31, 2003	2,784,301

Net loss	398

Net contributions from Comcast	7,874

Balance, December 31, 2004	2,792,573

Net income	29,092

Net distributions to Comcast	(97,286)

Balance, December 31, 2005	$2,724,379

The accompanying notes are an integral part of these financial statements.

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
YEARS’ ENDING DECEMBER 31, 2005, 2004 AND 2003

1. BUSINESS
Comcast Corporation (“Comcast”) is a Pennsylvania corporation, incorporated in December 2001. Comcast is principally involved in the development, management and operation of broadband communications networks in the United States. Comcast’s cable operations served approximately 21.4 million video subscribers as of December 31, 2005.
In April 2005, Comcast entered into agreements with Time Warner, Inc. (“Time Warner”) to (i) jointly acquire substantially all of the assets of Adelphia Communications Corporation (“Adelphia”); (ii) redeem Comcast’s interest in Time Warner Cable (“TWC”) and its subsidiary, Time Warner Entertainment (“TWE”); and (iii) exchange certain cable systems with Time Warner Cable (“proposed transactions”).
The proposed transactions have been subject to customary regulatory review and approvals, including court approval in the Adelphia Chapter 11 bankruptcy case, which has now been obtained. In July 2006, the Federal Communications Commission (“FCC”) approved the proposed transactions which represented the last federal approval needed in order to close the proposed transactions. The proposed transactions closed on July 31, 2006.
The accompanying special purpose financial statements represent the combined financial position and results of operations for Los Angeles, Dallas and Cleveland cable systems being exchanged with Time Warner (the “Exchange Systems”). Within these financial statements “we,” “us” and “our” refers to the Exchange Systems. The Exchange Systems served approximately 1.1 million video subscribers as of July 31, 2006.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying special purpose combined carve-out financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Exchange Systems are an integrated business of Comcast that operate in a single business segment and are not a stand-alone entity. The combined financial statements of the Exchange Systems reflect the assets, liabilities, revenue and expenses directly attributable to the Exchange Systems, as well as allocations deemed reasonable by management, to present the combined financial position, results of operations, changes in invested equity and cash flows of the Exchange Systems on a stand-alone basis. The allocation methodologies have been described within the notes to the combined financial statements where appropriate, and management considers the allocations to be reasonable. The financial information included herein may not necessarily reflect the combined financial position, results of operations, changes in invested equity and cash flows of the Exchange Systems in the future or what they would have been had the Exchange Systems been a separate, stand-alone entity during the periods presented.
Management’s use of estimates
The combined financial statements of the Exchange Systems have been prepared in conformity with GAAP, which requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates. Estimates are used when accounting for various

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
YEARS’ ENDING DECEMBER 31, 2005, 2004 AND 2003

items, such as allowances for doubtful accounts, investments, depreciation and amortization, asset impairment, non-monetary transactions, certain acquisition-related liabilities, pensions and other postretirement benefits, income taxes, and legal contingencies.
Fair Values
Estimated fair value amounts presented in these combined financial statements have been determined using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates presented in these combined financial statements are not necessarily indicative of the amounts we could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The fair value estimates were based on pertinent information available to us as of December 31, 2005 and 2004. The fair value estimates have not been comprehensively updated for purposes of these combined financial statements since those dates.
Cash and cash equivalents
All highly-liquid investments purchased with a remaining maturity of three months or less are considered to be cash equivalents. At December 31, 2005 and 2004, cash equivalents consist of deposits in local depository accounts. The carrying amounts of our cash equivalents approximate their fair values at December 31, 2005 and 2004.
Property, plant and equipment
The Exchange Systems record property, plant and equipment at cost. Depreciation is generally recorded using the straight-line method over estimated useful lives. The significant components of property and equipment are as follows (dollars in thousands):

		December 31,
	Useful Life	2005	2004
Transmission and distribution plant	2—12 years	$1,485,885	$1,331,684
Buildings and building improvements	20 years	21,088	20,109
Land	N/A	6,864	6,864
Other	4—8 years	104,650	108,715

Property and equipment, at cost		1,618,487	1,467,372
Less: Accumulated Depreciation		(551,019)	(375,021)

Property and equipment, net		$1,067,468	$1,092,351

Improvements that extend these lives of the related assets are capitalized and other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets sold or retired are removed from the accounts and, unless they are presented separately, the gain or loss on disposition is recognized as a component of depreciation expense.

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
YEARS’ ENDING DECEMBER 31, 2005, 2004 AND 2003

The costs associated with the construction of cable transmission and distribution facilities and new cable service installations are also capitalized. Costs include all direct labor and materials, as well as various indirect costs.
Investment
As of December 31, 2005, the Exchange Systems hold a 20% investment in Adlink Cable Advertising, LLC (“Adlink”), an entity that operates the adsales interconnect in the Los Angeles area that serves our Los Angeles cable system. The investment in Adlink is accounted for under the equity method as we and our affiliates have the ability to exercise significant influence over its operating and financial policies. The investment in Adlink was recorded at original cost and is adjusted to recognize our proportionate share of Adlink’s net losses after the date of investment, amortization of basis differences, additional cash contributions made, dividends received and impairment charges resulting from adjustments to net realizable value. Summarized financial information for Adlink is provided in Note 4.
Asset Retirement Obligations
SFAS No. 143, “Accounting for Asset Retirement Obligations,” as interpreted by FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations — an Interpretation of FASB Statement No. 143,” requires that a liability be recognized for an asset retirement obligation in the period in which it is incurred if a reasonable estimate of fair value can be made. Certain of our franchise agreements and leases contain provisions requiring us to restore facilities or remove equipment in the event that the franchise or lease agreement is not renewed. We expect to continually renew our franchise agreements and have concluded that the related franchise right is an indefinite-lived intangible asset. Accordingly, the possibility is remote that we would be required to incur significant restoration or removal costs in the foreseeable future. We would record an estimated liability in the unlikely event a franchise agreement containing such a provision were no longer expected to be renewed. The obligations related to the removal provisions contained in our lease agreements or any disposal obligations related to our operating assets are not estimatable or are not material to our combined financial condition or results of operations.
Intangible Assets
Cable franchise rights represent the value attributed to agreements with local authorities that allow access to homes in cable service areas acquired in connection with business combinations. We do not amortize cable franchise rights because we have determined that they have an indefinite life. We reassess this determination periodically for each franchise based on the factors included in SFAS No. 142, “Goodwill and Other Intangible Assets”. Costs we incur in negotiating and renewing cable franchise agreements are included in other intangible assets and are amortized on a straight-line basis over the term of the franchise renewal period, generally 10 years.
Goodwill is the excess of the acquisition cost of an acquired entity over the fair value of the identifiable net assets acquired. Goodwill was allocated to the Exchange Systems based on the relative fair value of certain identifiable intangible assets, as determined by a third-party valuation expert. We test our goodwill and intangible assets that are determined to have an indefinite life for impairment at least annually.
Other intangible assets consist principally of franchise related customer relationships acquired in business combinations subsequent to the adoption of SFAS No. 141, “Business Combinations,” on July 1, 2001, cable

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
YEARS’ ENDING DECEMBER 31, 2005, 2004 AND 2003

franchise renewal costs, computer software, and other contractual operating rights. We record these costs as assets and amortize them on a straight-line basis over the term of the related agreements or estimated useful life, which generally range from 2 to 10 years.
Valuation of Long-Lived and Indefinite Lived Assets
In accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” we periodically evaluate the recoverability and estimated lives of our long-lived assets, including property, plant and equipment and intangible assets subject to amortization, whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable or the useful life has changed. Such evaluations include analyses based on the cash generated by the underlying assets, profitability information, including estimated future operating results, trends, funding by Comcast, or other determinants of fair value. If the total of the expected future undiscounted cash flows, is less than the carrying amount of the related assets, a loss is recognized for the difference between the fair value and the carrying value of the asset.
We evaluate the recoverability of our goodwill and indefinite life intangible assets annually, during the second quarter of each year, or more frequently whenever events or changes in circumstances indicate that the assets might be impaired. We perform the impairment assessment of our goodwill at the cable operations level as components below this level are not separate reporting units and have similar economic characteristics that allow them to be aggregated into one reporting unit.
We estimate the fair value of our cable franchise rights primarily based on discounted cash flow analysis, multiples of operating income before depreciation and amortization generated by the underlying assets, analyses of current market transactions and profitability information, including estimated future operating results, trends, and other determinants of fair value.
Revenue Recognition
We recognize video, high-speed internet, and phone revenues as service is provided. We manage credit risk by screening applicants for potential risk through the use of credit bureau data. If a subscribers’ account is delinquent, various measures are used to collect outstanding amounts, up to and including termination of the subscribers’ cable service. We recognize advertising sales revenue at estimated realizable values when the advertising is aired. Installation revenues obtained from the connection of subscribers to our broadband cable systems are less than related direct selling costs. Therefore, such revenues are recognized as connections are completed. Revenues derived from other sources are recognized when services are provided or events occur. Under the terms of our franchise agreements, we are generally required to pay up to 5% of our gross revenues earned from providing cable services within the local franchising area. We normally pass these fees through to our cable subscribers. We classify fees collected from cable subscribers as a component of revenues pursuant to EITF 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred.”
Programming Costs
Comcast secures programming content on behalf of the Exchange Systems. This programming is acquired for distribution to our subscribers, generally pursuant to multi-year license agreements, typically based on the number of subscribers that received the programming. From time to time these contracts expire and

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
YEARS’ ENDING DECEMBER 31, 2005, 2004 AND 2003

programming continues to be provided based on interim arrangements while the parties negotiate new contractual terms, sometimes with effective dates that affect prior periods. While payments are typically made under the prior contract terms, the amount of our programming costs recorded during these interim arrangements is based on our estimates of the ultimate contractual terms expected to be negotiated.
We have received or may receive incentives from programming networks for carriage of their programming. We reflect the deferred portion of these fees within non-current liabilities and amortize the fees as a reduction of programming costs (which are included in operating expenses) over the term of the programming contract.
Programming costs and amortization of the associated launch incentives have been allocated to the Exchange Systems on the basis of actual subscribers, and channel carriage, for each period presented.
Stock-Based Compensation
We account for stock-based compensation in accordance with Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”), and related interpretations, as permitted by SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended (“SFAS No. 123”). Compensation expense for stock options is measured as the excess, if any, of the quoted market price of Comcast’s stock at the date of the grant over the amount an optionee must pay to acquire the stock. We record compensation expense for restricted stock awards based on the quoted market price of Comcast’s stock at the date of the grant and the vesting period.
The following table illustrates the effect on net income (loss) if we had applied the fair value recognition provisions of SFAS No. 123 to stock-based compensation. Total stock-based compensation expense was determined under the fair value method for all awards using the accelerated recognition method as permitted under SFAS No. 123:

	For the years ended
	December 31,
	2005	2004	2003

Net income (loss), as reported	$29,092	$398	$(31,725)
Add: Stock-based compensation expense included in net income (loss), as reported above, net of related tax effects	731	243	—
Deduct: Stock-based compensation expense determined under fair value-based method, net of related tax effects	(3,287)	(3,027)	(2,021)

Pro forma, net income (loss)	$26,536	$(2,386)	$(33,746)

The weighted average fair value at date of grant of a Comcast Class A common stock option granted under the Comcast option plans during 2005, 2004 and 2003 was $13.16, $11.40 and $9.47, respectively. The fair value of each option granted during 2005, 2004 and 2003 was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
YEARS’ ENDING DECEMBER 31, 2005, 2004 AND 2003

	2005	2004	2003

Dividend Yield	0%	0%	0%
Expected Volatility	27.1%	28.7%	29.4%
Risk Free Interest Rate	4.3%	3.5%	3.0%
Expected Option Life (in years)	7.0	7.0	5.6
Forfeiture Rate	3.0%	3.0%	3.0%
Postretirement and Post Employment Benefits
We charge to operations the estimated costs of retiree benefits and benefits for former or inactive employees, after employment but before retirement, during the years the employees provide services. Eligible employees participate in benefit plans provided by Comcast, which include two former AT&T Broadband (“Broadband”) defined benefit pension plans and a health care stipend plan. Costs associated with these plans are allocated to us based on the costs associated with our participating employees as a percentage of the total costs for all plan participants. For the years ended December 31, 2005, 2004 and 2003, these allocated costs were approximately $1.9 million, $1.8 million and $2.2 million and are included in selling, general and administrative expenses in our combined statements of operations.
Income Taxes
Our results of operations have historically been included in the consolidated federal income tax returns of Comcast Corporation and the state income tax returns of California, Texas and Ohio. The income tax amounts reflected in the accompanying special purpose combined carve-out financial statements have been allocated based on taxable income directly attributable to the Exchange Systems, resulting in a stand-alone presentation. We believe the assumptions underlying the allocation of income taxes are reasonable. However, the amounts allocated for income taxes in the accompanying special purpose combined carve-out financial statements are not necessarily indicative of the amount of income taxes that would have been recorded had the combined systems been operated as a separate, stand-alone entity.
Income taxes have been provided for using the liability method in accordance with FASB Statement No. 109, Accounting for Income Taxes (“Statement No. 109”). Statement No. 109 requires an asset and liability based approach in accounting for income taxes. Deferred tax assets and liabilities are recorded for temporary differences between the financial reporting basis and the tax basis of our assets and liabilities and the expected benefits of utilizing net operating loss carryforwards. The impact on deferred taxes of changes in tax rates and laws, if any, applied to the years during which temporary differences are expected to be settled, are reflected in the combined financial statements in the period of enactment (see Note 7).

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
YEARS’ ENDING DECEMBER 31, 2005, 2004 AND 2003

3. RECENT ACCOUNTING PRONOUNCEMENTS
SFAS No. 123R
In December 2004, the FASB issued SFAS No. 123R, which replaces SFAS No. 123 and supersedes APB No. 25. In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (“SAB 107”) regarding the SEC’s interpretation of SFAS No. 123R and the valuation of share-based payments for public companies. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values at grant date or later modification. In addition, SFAS No. 123R will cause unrecognized cost (based on the amounts in our pro forma footnote disclosure) related to options vesting after the date of initial adoption to be recognized as a charge to results of operations over the remaining requisite service period.
We adopted SFAS No. 123R on January 1, 2006, using the Modified Prospective Approach (“MPA”), accordingly, prior periods have not been adjusted. The MPA requires that compensation expense be recorded for restricted stock and all unvested stock options as of January 1, 2006. We expect to continue using the Black-Scholes valuation model in determining the fair value of share-based payments to employees. For pro-forma disclosure purposes, we recognized the majority of our share-based compensation costs using the accelerated recognition method as permitted by SFAS No. 123. Upon adoption we will continue to recognize the cost of previously granted share-based awards under the accelerated recognition method and we will recognize the cost for new share-based awards on a straight-line basis over the requisite service period.
The adoption of SFAS No. 123R will result in an increase in 2006 compensation expense for the Exchange Systems of approximately $4.2 million, including the estimated impact of 2006 share-based awards.
SFAS No.153
In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29” (“SFAS No.153”). The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions” (“APB No. 29”), is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in APB No. 29, however, included certain exceptions to that principle. SFAS No. 153 amends APB No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 is effective for such exchange transactions occurring in fiscal periods beginning after June 15, 2005.
SFAS No. 154
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections — a Replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS No. 154”). SFAS No. 154 replaces APB Opinion No. 20, “Accounting Changes,” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 applies to all voluntary changes in accounting principles. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
YEARS’ ENDING DECEMBER 31, 2005, 2004 AND 2003

transition provisions, those provisions should be followed. SFAS 154 is effective for accounting changes and error corrections occurring in fiscal years beginning after December 15, 2005.
FSP 115-1
In November 2005, the FASB issued FASB Staff Position FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“FSP 115-1”), which provides guidance on determining when investments in certain debt and equity securities are considered impaired, whether that impairment is other-than-temporary, and on measuring such impairment loss. FSP 115-1 also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP 115-1 is required to be applied to reporting periods beginning after December 15, 2005. The adoption of FSP 115-1 will not have a material impact on our combined financial condition or results of operations.
4. EQUITY METHOD INVESTMENT
As of December 31, 2005, we have a 20% investment in Adlink, an entity that operates the adsales interconnect in the Los Angeles area and that serves our Los Angeles cable system. As described in Note 2, the Adlink investment is accounted for under the equity method as a result of our proportionate ownership interest and our ability to exercise significant influence over its operating and financial policies. Summarized financial information for Adlink is as follows:

	Adlink Cable Advertising, LLC
	December 31,
	2005	2004
(In thousands):

Current assets	$37,217	$40,707
Noncurrent assets	13,411	12,398
Current liabilities	32,122	37,477
Non-current liabilities	8,167	5,054

	Adlink Cable Advertising, LLC
	For the years ended
	December 31,
	2005	2004	2003

Gross Revenues	$145,916	$153,307	$143,978
Gross Profit	28,242	23,778	26,423
Operating Loss	(2,048)	(9,517)	(5,129)
Net Loss	(1,801)	(9,404)	(5,070)

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
YEARS’ ENDING DECEMBER 31, 2005, 2004 AND 2003

The carrying amount of our investment in Adlink exceeded our proportionate interests in the book value of the investees’ net assets by $4.4 million and $9.4 million as of December 31, 2005 and 2004, respectively. This difference relates to contract-based intangible assets and is included in investments in the accompanying combined balance sheets and is being amortized to equity in net loss of affiliates over the term of the underlying contract which expires in 2008.
5. INTANGIBLE ASSETS
The gross carrying amount and accumulated amortization of our intangible assets subject to amortization are as follows (dollars in thousands):

	December 31,
	2005		2004
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization

Franchise related customer relationships	$140,955	$(132,993)	$140,955	$(101,302)

Cable franchise renewal costs and contractual operating rights	36,636	(7,573)	34,117	(3,303)

Computer software and other agreements and rights	6,258	(2,445)	6,233	(1,184)

Total	$183,849	$(143,011)	$181,305	$(105,789)

Estimated amortization expense for each of the next five years is as follows (dollars in thousands):

2006	$11,111
2007	7,864
2008	5,425
2009	5,063
2010	4,634
6. EMPLOYEE BENEFIT PLANS
Certain employees are eligible to contribute a portion of their compensation through payroll deductions, in accordance with specified guidelines, to various retirement-investment plans sponsored by Comcast. Comcast matches a percentage of the eligible employees’ contributions up to certain limits. Expenses recorded in operating and selling, general and administrative expenses in the accompanying combined

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
YEARS’ ENDING DECEMBER 31, 2005, 2004 AND 2003

statements of operations, related to these plans, amounted to $5.3 million, $5.2 million and $4.4 million for the years’ ending December 31, 2005, 2004 and 2003, respectively.
7. INCOME TAXES
Taxable income and / or loss generated by the Exchange Systems has been included in the consolidated federal income tax returns of Comcast and certain of its state income tax returns. Comcast has allocated income taxes to the Exchange Systems in the accompanying combined financial statements as if the Exchange Systems were held in a separate corporation which filed separate income tax returns. Comcast believes the assumptions underlying its allocation of income taxes on a separate return basis are reasonable. However, the amounts allocated for income taxes in the accompanying combined financial statements are not necessarily indicative of the actual amount of income taxes that would have been recorded had the Exchange Systems been held within a separate stand-alone entity.
Income tax (expense) benefit consists of the following components (dollars in thousands):

Year Ended December 31, (dollars in thousands)	2005	2004	2003

Current (expense) benefit:
Federal	$(3,324)	$—	$—
State	(660)	—	—

	(3,984)	—	—

Deferred (expense) benefit:
Federal	(17,811)	(214)	17,083
State	3,431	(6,037)	(8,910)

	(14,380)	(6,251)	8,173

Income tax (expense) benefit	$(18,364)	$(6,251)	$8,173

The effective income tax (expense) benefit differs from the U.S. federal statutory amount of 35% because of the effect of the following items:

Year Ended December 31, (dollars in thousands)	2005	2004	2003

Federal (taxes) benefit at statutory rate	$(16,610)	$(2,327)	$13,964
State income taxes, net of federal taxes (benefit)	1,801	(3,924)	(5,792)
Adjustment to prior year income tax accrual and related interest	(3,555)	—	—
Other	—	—	1

Income tax (expense) benefit	$(18,364)	$(6,251)	$8,173

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
YEARS’ ENDING DECEMBER 31, 2005, 2004 AND 2003

The net deferred tax liability consists of the following components:

December 31, (dollars in thousands)	2005	2004

Deferred tax assets:
Net operating loss carryforwards	$167,344	$164,597
Non-deductible accruals	4,121	4,455
Less: Valuation allowance	(16,925)	(17,394)

	154,540	151,658

Deferred tax liabilities:
Differences between book and tax basis of property and equipment and intangible assets	1,079,093	1,061,831
Differences between book and tax basis of investments	5,911	5,911

	1,085,004	1,067,742

Net deferred tax liability	$930,464	$916,084

Gross deferred tax assets as of December 31, 2005, include $150.4 million of federal and $16.9 million of state net operating loss carryforwards, determined on a separate return basis, which would expire in periods through 2025. A valuation allowance has been recorded on the state carryforwards because the realizability of such tax benefits on a separate return basis is not more likely than not. The federal net operating loss carryforwards have been fully utilized in the consolidated federal income tax returns of Comcast. In addition, any unused state net operating losses will remain with Comcast subsequent to the exchange.
8. COMMITMENTS & CONTINGENCIES
Commitments
The following table summarizes our minimum annual commitments under our rental commitments for office space, equipment and other non-cancelable operating leases as of December 31, 2005 (dollars in thousands):

Total

2006	$9,302
2007	5,779
2008	5,362
2009	5,191
2010	5,421
Thereafter	29,471
Rental expenses charged to operations were $9.7 million, $11.1 million and $11.6 million for the years ending December 31, 2005, 2004 and 2003, respectively, and are reflected in operating and selling, general and administrative expenses in the accompanying combined statements of operations.

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
YEARS’ ENDING DECEMBER 31, 2005, 2004 AND 2003

Contingencies
At Home Cases
Under the terms of the Broadband acquisition, Comcast Corporation is contractually liable for 50% of any liabilities of AT&T relating to certain At Home litigation. AT&T will be liable for the other 50%. Such litigation includes, but is not limited to, two actions brought by At Home’s bondholders’ liquidating trust against AT&T (and not naming Comcast Corporation): (i) a lawsuit filed against AT&T and certain of its senior officers in Santa Clara, California state court alleging various breaches of fiduciary duties, misappropriation of trade secrets and other causes of action and (ii) an action filed against AT&T in the District Court for the Northern District of California alleging that AT&T infringed an At Home patent by using its broadband distribution and high-speed internet backbone networks and equipment.
In May 2005, At Home bondholders’ liquidating trust and AT&T agreed to settle these two actions. Pursuant to the settlement, AT&T agreed to pay $340 million to the bondholders’ liquidating trust. The settlement was approved by the Bankruptcy Court, and these two actions were dismissed. As a result of the settlement by AT&T, Comcast Corporation recorded a $170 million charge to other income (expense), reflecting Comcast’s portion of the settlement amount to AT&T in its 2005 financial results. Other expense for 2005 includes a $20.3 million charge associated with the allocation of the At Home settlement.
Other
We are subject to other legal proceedings and claims that arise in the ordinary course of our business. The final disposition of these claims is not expected to have a material adverse effect on our combined financial condition, but could possibly be material to our combined results of operations. Further, no assurance can be given that any adverse outcome would not be material to our combined financial position.
9. STATEMENTS OF CASH FLOWS — SUPPLEMENTAL INFORMATION
The following table summarizes our cash payments for interest and income taxes, and supplemental disclosures of non-cash investing and financing activities:

(Dollars in thousands)	Year Ending December 31,
	2005	2004	2003

Cash paid for:
Interest	$—	$—	$—
Income taxes	—	—	—

Supplemental disclosure of non-cash investing and financing activities:

Asset transfers	25,163	15,201	56,082
Accrued capital expenditures	6,369	16,554	13,187

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
YEARS’ ENDING DECEMBER 31, 2005, 2004 AND 2003

10.	NOTES PAYABLE TO AFFILIATES

December 31, (dollars in thousands)	2005	2004

Notes payable to affiliates, payable on demand.
LIBOR (4.5298% at 12/31/05) + 1.125%	$119,963	$119,962
Accrued interest	96,807	91,438

Total	$216,770	$211,400

As of December 31, 2005 and 2004, the Exchange Systems are a party to certain demand promissory notes payable to affiliates of Comcast. Interest recorded on these notes totaled $5.4 million, $3.5 million and $3.0 million, respectively, for each of the three years in the period ending December 31, 2005. The principal amount of the notes, and the related interest accrued thereon have been reflected in Notes Payable to Affiliates in the accompanying combined balance sheets.
11.	RELATED PARTY TRANSACTIONS
Overview
Comcast and its subsidiaries provide certain management and administrative services to each of its cable systems, including the Exchange Systems. The costs of such services are reflected in appropriate categories in the accompanying combined statements of operations for the years ended December 31, 2005, 2004 and 2003. Additionally, Comcast performs cash management functions on behalf of the Exchange Systems. Substantially all of the Exchange Systems’ cash balances are swept to Comcast on a daily basis, where they are managed and invested by Comcast. As a result, all of our charges and cost allocations covered by these centralized cash management functions were deemed to have been paid by us to Comcast, in cash, during the period in which the cost was recorded in the combined financial statements. In addition, all of our cash receipts were advanced to Comcast as they were received. The excess of cash receipts advanced over the charges and cash allocation is reflected as net cash distributions to Comcast in the combined statements of invested equity and cash flows.
We consider all of our transactions with Comcast to be financing transactions, which are presented as net cash distributions to Comcast in the accompanying combined statements of cash flows.
Net Contributions From (Distributions to) Comcast
The significant components of the net cash contributions from (distributions to) Comcast for the years’ ending December 31, 2005, 2004 and 2003, were as follows:

(Dollars in thousands)	Year Ending December 31,
Category:	2005	2004	2003

Customer payments and other cash receipts	($1,171,730)	($1,073,296)	($997,909)
Expense allocations	595,398	546,628	582,300
Accounts payable and other payments	409,835	479,159	464,005
Fixed asset and inventory transfers	25,163	15,201	56,082
Taxes	44,048	40,182	(66,008)

Total	($97,286)	$7,874	$38,470

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
YEARS’ ENDING DECEMBER 31, 2005, 2004 AND 2003

Contributions from (distributions to) Comcast are generally recorded based on actual costs incurred, without a markup. The basis of allocation to the Exchange Systems, for the items described above, is as follows:
Customer payments and other cash receipts — As indicated above, Comcast utilizes a centralized cash management system under which all cash receipts are swept to, and managed and invested by, Comcast on a daily basis. To the extent customer payments are received by Comcast’s third-party lockbox processors, or to the extent other cash receipts are received by Comcast, related to the Exchange Systems, such amounts are applied to the corresponding customer accounts receivable or miscellaneous receivable balances and are reflected net in net cash contributions from (distributions to) Comcast in the accompanying combined statements of invested equity.
Expense allocations — Comcast centrally administers and incurs the costs associated with certain functions on a centralized basis, including programming contract administration and programming payments, payroll and related tax and benefits processing, and management of the costs of the high-speed data and telephone networks, and allocates the associated costs to the Exchange Systems. The costs incurred have been allocated to the Exchange Systems based on the actual amounts processed on behalf of the systems.
Accounts payable and other payments — All cash disbursements for trade and other accounts payable, and accrued expenses, are funded centrally by a subsidiary of Comcast. Transactions processed for trade and other accounts payable, and accrued expenses, associated with the operations of the Exchange Systems are reflected net in net cash contributions from (distributions to) Comcast in the accompanying combined statements of invested equity.
Fixed asset and inventory transfers — Certain assets are purchased centrally and warehoused by Comcast, and are shipped to the operating cable systems on an as-needed basis. Additionally, in the normal course of business, inventory items or customer premise equipment may be transferred between cable systems based on customer demands, rebuild requirements, and other factors. The operating cable systems, including the Exchange Systems, are charged for these assets based on historical cost value paid by the acquiring system.
Programming Costs & Incentives
We purchase programming content, and receive launch incentives, from certain of Comcast Corporation’s content subsidiaries, and from certain parties in which Comcast Corporation has a direct financial interest or other indirect relationship. The amounts recorded for launch incentives, programming expenses and launch amortization as of December 31 2005 and 2004, and for the three years in the period ending December 31, 2005, for content purchased from related parties, are as follows:

	December 31,
(dollars in thousands)	2005	2004

Balance Sheet:
Deferred launch incentives	$9,644	$7,401

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS
LOS ANGELES, DALLAS & CLEVELAND CABLE SYSTEM OPERATIONS (A CARVE-OUT OF COMCAST CORPORATION)
YEARS’ ENDING DECEMBER 31, 2005, 2004 AND 2003

Deferred launch incentives are reflected in other current and noncurrent liabilities in the accompanying combined balance sheets.

	Year Ending December 31,
(dollars in thousands):	2005	2004	2003

Statements of Operations:
Programming Expenses	$8,003	$6,866	$6,069
Launch Amortization	1,647	1,085	835
Programming expenses and launch amortization are reflected in operating expenses in the accompanying combined statements of operations.
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